Exhibit 99.1

GFI Group Announces Downtown New York City Office Currently Inaccessible due to Effects of Hurricane Sandy

All customers expected to be covered from back-up facilities while GFI’s hybrid trading platforms continue to operate without interruption

New York, October 31, 2012 — GFI Group Inc. (NYSE: “GFIG”), a leading provider of wholesale brokerage, electronic execution and trading support products for global financial markets, announced today that it is temporarily unable to use its New York City office, located at 55 Water Street, due to the effects of Hurricane Sandy.  While the Company’s offices are located on higher floors of the building and were not damaged by the storm , the Company has been advised that the basement floors of 55 Water Street have been flooded by the storm surge and the power supply to the building has been interrupted.

GFI has activated its disaster recovery and business continuity plans and expects that all of its brokerage customers will be covered from backup facilities when U.S. markets reopen or shortly thereafter. GFI’s concurrent computing centers in New Jersey and London were unimpaired and we expect that our proprietary hybrid trading systems and matching session technology will continue to perform as our customers have come to expect. The operations of many of our customers have been similarly impacted by Hurricane Sandy and GFI expects that trading volumes in many of the U.S. markets that we serve will be affected for several days.

About GFI Group Inc.

GFI Group Inc. (NYSE: “GFIG”) is a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets. GFI Group Inc. provides brokerage services, market data, trading platform and analytics software products to institutional clients in markets for a range of fixed income, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 2,200 people with additional offices in London, Paris, Nyon, Hong Kong, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Dubai,

Dublin, Tel Aviv, Calgary, Los Angeles and Sugar Land ( TX). GFI Group Inc. provides services and products to over 2,600 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFISM  , GFInet®, CreditMatch®, GFI ForexMatch®, EnergyMatch®, FENICS®, Starsupply®, Amerex®, Trayport® and Kyte®.

Forward-looking statement

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward- looking statements are based largely on the expectations of GFI Group Inc. (the “Company”) and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; uncertainties relating to litigation and the Company’s ability to assess and integrate acquisition prospects. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For any queries or additional information please contact:

Patricia Gutierrez

Vice President - Public Relations

GFI Group Inc.

55 Water Street, 28th Floor

New York, NY 10041

Tel: (212) 968 2964

Mob: (646) 717 4379

patricia.gutierrez@gfigroup.com